AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of January 31, 2019 (this “Agreement”), made by Tushar Patel, as Trustee of the TUSHAR PATEL FAMILY TRUST dated January 27, 2002, a revocable trust governed by the laws of the state of California (the “Pledgor”), in favor of JPMorgan Chase Bank, N.A. (the “Bank”).

Preliminary Statements

WHEREAS, the Pledgor is a member, shareholder or limited partner, as the case may be, of each of the limited liability companies, corporations and limited partnerships set forth on Schedule I hereto from time to time (collectively, the “Issuers”);

WHEREAS, the Bank has provided a line of credit facility (the “Facility”) to Tushar Patel, Urvashi Patel, and the Pledgor (collectively, in such capacity, the “Borrower”) providing for loans (the “Loans”), as evidenced by a Grid Time Promissory Note dated as of even date herewith by the Borrower in favor of the Bank (said Promissory Note, as it may hereafter be amended, replaced, restated, renewed, extended or otherwise modified from time to time, being the “Note”); and

WHEREAS, it is a condition precedent to the making and maintaining of the Loans by the Bank pursuant to the Note that the Pledgor shall have executed and delivered to the Bank a pledge and security agreement providing for the pledge to the Bank of, and the grant to the Bank of a security interest in, the Pledgor’s right, title and interest in the Issuers, including the Pledgor’s interest as a member, shareholder or limited partner, as applicable, of the Issuers.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make and maintain the Loans pursuant to the Note, the Pledgor hereby agrees with the Bank as follows:

SECTION 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Note. All terms not specifically defined herein or in the Note, which terms are defined in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of New York shall have the same meanings herein as set forth therein.

SECTION 2. Grant of Security Interest. As collateral for all of the Obligations (as hereinafter defined), the Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a continuing security interest in, all of the Pledgor’s right, title and interest in the following, whether now existing or hereafter acquired or arising (the “Collateral”): (a) (i) each Issuer, the limited liability company agreement or limited partnership agreement, as the case may be, of each Issuer (each, a “Company Agreement”) and any certificates representing the Pledgor’s interests in the Issuers, and (ii) all shares of stock set forth on Schedule I hereto from time to time (together with all shares of stock received in exchange therefor, the “Pledged Shares”) and any certificates representing the Pledged Shares, including, without limitation, the Pledgor’s right to receive any and all dividends or other distributions from the Issuers, or in respect of its interest therein, or in respect of the Pledged Shares, including, without limitation, any distribution of income, cash, cash flow, revenues, issues, profits and surplus and any proceeds received from any sale, assignment, redemption, liquidation, conversion, exchange, transfer or other disposition of all or any part of its interest in the Issuers or the Pledged Shares, whether in the form of cash, instruments or other property (collectively, the “Distributions”); (b) all of the Pledgor’s right, title and interest in and to account(s) established and maintained by the Pledgor at the Bank and identified on Annex I hereto (together with any successor accounts thereto, the “Pledged Account”), together with all cash or other sums, securities and other property at any time thereafter on deposit or situate therein, credited thereto or payable thereon, and all instruments, documents and other writings evidencing the Pledged Account; (c) the proceeds (whether cash or non-cash) to be paid and payable to the Pledgor upon any sale or other transfer of any right, title or interest of the Pledgor in any of the Issuers; and (d) any and all cash and non-cash proceeds of any of the foregoing.

SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the obligations of the Borrower now or hereafter existing under the Note and the other Facility Documents, whether for principal, interest, fees, expenses or otherwise, including all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of each of the aforementioned parties being the “Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed to the Bank under the Note or any other Facility Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other party to a Facility Document.

SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor is a revocable trust validly existing under the laws of the State of California and has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged.

(b) The execution, delivery and performance by the Pledgor of this Agreement (i) do not and will not contravene any of the Company Agreements, each of which has been obtained and delivered and, to the knowledge of the Pledgor, is in full force and effect), or in any material respect any law or any contractual restriction binding on the Pledgor or to which the Pledgor’s properties are bound, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Bank.

(c) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity (whether considered in a proceeding in equity or at law).

(d) No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required as a condition to or in connection with (i) the due and valid execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Bank of any of its rights and remedies hereunder, except (A) for the filing under the Code of the financing statements in the offices referred to in Part B of Schedule II hereto, (B) as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering  and sale of securities generally and (C) as set forth in Section 7(g) and Section 12 hereof.

(e) As of the date hereof, the chief place of business of the Pledgor, each place of business of the Pledgor, the place where the Pledgor keeps its records concerning the Collateral, the current principal residence of each trustee of the Pledgor, each other principal residence of any trustee of the Pledgor maintained at any time during the last 5 years and the jurisdiction of formation of Pledgor are located at the addresses and jurisdictions specified  in Part A of Schedule II hereof.

(f) The interest owned by the Pledgor in each Issuer is accurately described in Schedule I hereto. Schedule I also sets forth the most recent contact information known to the Pledgor as of the date hereof for the manager, managing member or  general partner, as the case may be, of each Issuer. The Pledgor is and will be at all times the owner of the Collateral free and clear of any liens, charges, encumbrances and security interests of every kind and nature except for the security interest created by this Agreement and non-consensual liens arising by operation of law. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Bank relating to this Agreement.

(g) This Agreement creates a valid security interest in favor of the Bank in the Collateral, as security for the Obligations. The Bank’s filing of financing statements in the offices referred to in Schedule II hereto results in the perfection of such security interest to the extent such security interest can be perfected by filing.  Such security  interest is, or in the case of Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest to the extent such security interest can be perfected by filing. Other than the Company Agreements, there exists no other document, instrument or certificate that evidences the interest of the Pledgor in any of the Issuers. The interest of the Pledgor in any of the Issuers is not dealt in or traded on securities markets, is not an investment company security and is not by the terms of the Company Agreements governed by Article 8 of the Code.

(h) The Pledgor has delivered to the Bank a complete and correct copy of each Company Agreement for the Issuers described in Schedule I hereto as in effect on the date hereof, including all schedules and exhibits thereto. Each Company Agreement  sets forth the entire agreement and understanding of the Pledgor and the Issuer  relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Pledgor in respect thereof. Each Company Agreement is the legal, valid and binding obligation of the Pledgor and, to the knowledge of the Pledgor, the Issuer party thereto, enforceable against the Pledgor (and, to the knowledge of the Pledgor, the Issuer party thereto) in accordance with its terms. No default thereunder by the Pledgor or, to the knowledge of the Pledgor, any Issuer party thereto has occurred, nor, to the knowledge of the Pledgor, does any defense, offset, deduction or counterclaim exist thereunder in favor of the Issuer.

SECTION 5. Covenants of the Pledgor. So long as any of the Obligations shall remain outstanding, the Pledgor will, unless the Bank shall otherwise consent in writing:

(a) give the Bank at least 30 days’ prior written notice of any change  in (i) the name of the Pledgor or any trustee, (ii) the form of the Pledgor, (iii) the location of any place of business or any principal residence of any trustee, (iv) the office where the Pledgor  keeps all records concerning the Collateral, (v) the jurisdiction of organization of the Pledgor or (vi) any other location referred to in Section 4(e) hereof;

(b) keep adequate records concerning the Collateral and permit the Bank or any agents or representatives thereof at any reasonable time and on reasonable notice to examine and make copies of and abstracts from such records;

(c) duly perform and observe all of the Pledgor’s obligations under each Company Agreement;

(d) at the expense of the Pledgor, promptly deliver to the Bank financing statements on Form UCC-1 concerning the Collateral and execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Bank may reasonably request, in order to (i) perfect and protect any security interest created or purported to be created hereby; (ii) enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation, (A) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Bank hereunder such note, instrument or chattel paper duly indorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Bank; (B) executing and filing such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may reasonably request, in order to perfect and preserve the security interests created or  purported to be created hereby; and (C) furnishing to the Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail. Without limiting the foregoing, the Pledgor will deliver to the Bank within 30 days following the end of each calendar month, to the extent that any manager, managing member or general partner, as the case may be, of any Issuer changes, a revised Schedule I to change the contact information for the manager, managing member or general partner, as the case may be, of any such Issuer;

(e) upon the occurrence and during the continuance of any breach or default by the Pledgor under any Company Agreement, the Pledgor will, promptly after  obtaining knowledge thereof, give the Bank written notice of the nature and duration thereof, specifying what action, if any, the Pledgor proposes to take with respect thereto;

(f) not sell, assign, exchange or  otherwise  dispose  of  any  Pledged Shares or its membership or partnership interest in the Issuers;

(g) not create or suffer to exist any liens, charges, encumbrances or security interests of any kind or nature upon or with respect to any of the Collateral except for  the security interests created hereunder and non-consensual liens arising by operation of law;

(h) not agree, in its capacity as a member, shareholder or limited partner, to any amendment, modification, waiver or termination of any provision of any of the Company Agreements that could reasonably be expected to be materially adverse to the Bank; and

(i) not take or fail to take any action which would in any manner impair the value of the Collateral.

SECTION 6. Additional Provisions Concerning the Collateral.

(a)   (i) The Pledgor hereby authorizes the Bank to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. The Bank is hereby authorized, pursuant to the Code, to file financing statements which cover the Collateral, without the signature of the Pledgor.

(ii) The Pledgor has instructed each Issuer that all Distributions to the Pledgor due or to become due from, or in connection with, such Issuer shall be made by wire transfer of federal funds directly to the Pledged Account or, during the continuance of an Event of Default, otherwise in accordance with the instructions of the Bank. So long as no Event of Default shall have occurred and be continuing, and the Pledgor is not required to make any mandatory prepayment under Section 2(b) of any Note after giving effect to such Distribution (due to a decrease in the Borrowing Base or otherwise), such Distribution shall be available for withdrawal by the Pledgor. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to withdraw the Distributions from the Pledged Account shall cease, and the Bank shall have the rights set forth in Section 7 below.  All Distributions  which are received by the Pledgor contrary to the provisions of this clause (ii) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary endorsement).

(b) The Pledgor hereby irrevocably appoints the Bank the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank’s reasonable discretion, to take any action and to execute any instrument which the Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, including, without limitation, to make demand on any Issuer and any manager, managing member or general partner thereof for all amounts due under the applicable Company Agreement and to demand a redemption or withdrawal of any membership, share or partnership interest of the Pledgor, (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings which the Bank may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Bank will not exercise its power as the Pledgor’s attorney-in-fact or proxy.

(c) If the Pledgor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement or obligation, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under Section 8 hereof.

(d) The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e) Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under each Company Agreement to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Bank of any of its rights hereunder shall not release the Pledgor from any of its obligations under any Company  Agreement; and (iii) the Bank shall not have any obligation or liability by reason of this Agreement under any of the Company Agreements, nor shall the Bank be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 7. Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a) The Bank may (i) take or bring either in the name of the Pledgor or that of the Bank all steps, actions, suits or proceedings deemed by the Bank necessary or desirable to effect the payment of all Distributions in respect of the Collateral directly to the Pledged Account or otherwise in accordance with the instructions of the Bank and (ii) exercise and enforce any right, privilege, power or remedy provided to the Pledgor under the Company Agreements. Without in any way limiting the foregoing, all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise under any Company Agreement shall, at the option of the Bank (to be exercised as set forth below) (the “Voting Option”), cease, and all such rights shall, following the exercise of such Voting Option by the Bank, thereupon become vested in the Bank who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights. The Bank shall exercise the Voting Option by written notice from the Bank to the Pledgor indicating that the Bank is exercising the Voting Option contained in Section 7(a) of this Agreement.

(b) The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and also may sell the Collateral or any part thereof at public or private sale, at any of the Bank’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) The Bank may exercise the Pledgor’s rights to redeem or withdraw all or any portion of the interests in the Issuers included in the Collateral as, and in the manner, provided for under the relevant Company Agreement, and directly receive all such proceeds in respect of such redemption.

(d) Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the reasonable discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 8 hereof) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Bank is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such lesser rate as shall be fixed by applicable law, together with the costs of collection and the fees and other client charges of any attorneys employed by the Bank to collect such deficiency.

(f) The Pledgor recognizes that the Bank may not effect an immediate public sale of any or all securities held as Collateral and may elect to sell the Collateral over a period of time and/or resort to one or more public or private sales thereof, which may result in prices, and be on other terms, less favorable to the Pledgor than if such sale were immediately made in a public sale. If, at the time of sale, the Bank reasonably determines that the Collateral may not be sold under Section 4(1) of, or another available exemption under, the Securities Act of 1933, as amended (the “Securities Act”), without restriction, the Bank, in its sole discretion at any such sale, may restrict the prospective bidders or purchasers as to their number, nature and investment intention (including, without limitation, requiring that the persons making such purchases represent and agree, to the satisfaction of the Bank, that they meet such criteria and are purchasing the securities for their own account, for investment and not with a view toward the distribution or resale of any thereof in violation of the Securities Act). The Bank may also sell such Collateral from time to time in limited quantities over a period of time and in transactions limited to “brokers’ transactions” if needed to comply with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 144”). Any sale may be made in one lot, as an entirety or in separate parcels, even if such sale is made at a discount from the then current market price of the securities and regardless of the availability of Section 4(1) of the Securities Act (without compliance with the restrictions under Rule 144), paragraph (b)(l) of Rule 144 or another exemption from the registration provisions of the Securities Act or registration under the Securities Act.

(g) Notwithstanding anything contained in this Agreement  to  the contrary, the Bank acknowledges that the exercise of any rights and/or remedies granted pursuant to this Section is subject to the provisions of the Company Agreements and the Stockholders Agreement (as defined below), and the Bank agrees that it will not transfer any of the Pharma Interests or AMRX Class B Shares included in the Collateral, or any AMRX Class A Shares included in the Collateral resulting from the conversion of any Pharma Interests or AMRX Class B Shares, in violation of the provisions of the Third Amended and Restated Limited Liability Company Agreement of Pharma dated as of May 4, 2018 (the “Pharma Company Agreement”) or the Stockholders Agreement. As used herein, “Stockholders Agreement” has the meaning set forth in Amendment No. 1 to Form S-1 Registration Statement filed by AMRX with the Securities and Exchange Commission on May 9, 2018.

SECTION 8.  Indemnity and Expenses.

(a) The Pledgor agrees to indemnify the Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Bank’s gross negligence, bad faith or willful misconduct.

(b) The Pledgor agrees to pay to the Bank upon demand the amount of any and all reasonable costs and reasonable out-of-pocket expenses, including the reasonable fees, disbursements and other client charges of the Bank’s counsel and of any experts and agents, which the Bank may incur in connection with (i) the administration, amendment, modification or termination of this Agreement; (ii) the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Bank hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 9. Notices, Etc. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in the manner and to the addresses set forth in the Note.

SECTION 10. Delivery of the Collateral.

(a) All certificates currently representing any of the Collateral on the date hereof shall be delivered to the Bank on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Collateral from time to time shall be delivered to the Bank promptly upon the receipt thereof by or on behalf of the Pledgor. All such promissory notes, certificates and instruments shall be held by or on behalf of the Bank pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Bank.

(b) If the Pledgor shall receive, in respect of its ownership of any Collateral, any (i) promissory note, certificate or other instrument, (ii) option or right, whether as an addition to, in substitution for, or in exchange for, any Collateral or otherwise, (iii) distributions, compensation or other payments in securities or other property (other than cash) or (iv) other non-cash distributions whatsoever (including, without limitation, in connection with a partial or total redemption, liquidation or dissolution or in connection with a reduction of capital), the Pledgor shall receive such promissory note, instrument, option, right, fee, distribution, compensation or payment in trust for the benefit of the Bank, shall segregate it from the other property of the Pledgor and shall deliver it forthwith to the Bank in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Bank as Collateral and as further collateral security for the Obligations.

SECTION 11. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each of the Pledgor and the Bank, and no waiver of any provision of this Agreement and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note or any other Facility Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank provided herein and in any Facility Document are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Bank under any Facility Document against any party thereto are not conditional or contingent on any attempt by the Bank to exercise any of its rights under any other Facility Document against any such party or other person or entity.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and the termination of the Facility, (ii) be binding on each of the Pledgor and the heirs, executors, successors and assigns of the Pledgor and shall inure, together with all rights and remedies of Bank hereunder, to the benefit of the Bank and its respective successors and assigns.

None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

(e) Upon the satisfaction in full of the Obligations and the termination of the Facility, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. The Bank will, upon the  request of  the Pledgor and at the expense of the Pledgor, (i) return to the Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(f) This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflict of laws principles, and with the laws of the United States of America as applicable.

(g) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile or “PDF” signature of any party shall be sufficient to constitute the original execution of this Agreement by such party for all purposes.

SECTION 12. Provisions Regarding the Pharma Interests and AMRX Shares.

(a) The Pledgor represents that the Pharma Interests and the AMRX Class B Shares included in the Collateral have been held by the Pledgor for purposes of Rule 144 for more than six months. From and after the date hereof, as long as the Bank is not an affiliate of AMRX, after an Event of Default, the Pharma Interests and the AMRX Class B Shares included in the Collateral may be converted into AMRX Class A Shares and the Bank will be able to sell such AMRX Class A Shares under Rule 144. The issuer of the Pledged Shares is a reporting company under the Securities Exchange Act of 1934, and is current in its reporting obligations thereunder. Upon request of the Bank, the Pledgor will take such action as may be required to enable the Bank to sell the pledged AMRX Class A Shares under Rule 144, including without limitation signing a Form 144 and any required affidavits or brokers’ letters and seeking an opinion from counsel to AMRX and its transfer agent, and will not sell any AMRX Class A Shares not pledged hereunder from and after an Event of Default hereunder unless and until the Obligations have been paid in full or such Event of Default has been cured or waived, and the Facility shall have terminated.

(b) The Pledgor shall immediately notify the Bank upon the public disclosure of a proposed merger or other transaction that would trigger the application to any Pledged Shares of Rule 145 as promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 145”), and the Bank shall consult with the Banks and the Pledgor regarding the steps that should be taken to protect the Bank’s collateral position in light of any new Rule 144/145 restrictions that will be applicable to the Bank following such merger. After such consultation, the Bank may, in their reasonable discretion, subsequent to such public disclosure and prior to or following such merger or other transaction, modify the collateral requirements with respect to the Obligations.

(c) The Pledgor represents that the Memorandum attached hereto as Exhibit A sets for the steps required to redeem any Pharma Interests and AMRX Class B Shares included in the Collateral, and receive an equal number of AMRX Class A Shares or,  at Pharma’s option, the cash value of an equal number of AMRX Class A Shares.

(d) Nothing in this Agreement or the Note shall be construed to permit the sale or other disposition by the Pledgor of any Collateral (whether in a sale pursuant to any demand registration, piggyback registration, or otherwise) without the release, prior to such disposition, of such Collateral from the Bank’s security interest.

(e) To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Pharma Company Agreement or the Stockholders Agreement, on the other hand, the Pharma Company Agreement and the Stockholders Agreement shall control. Notwithstanding the foregoing, the Pledgor agrees that (i) the Pledgor will not assign all or any portion of the Pledgor’s rights under the Pharma Company Agreement or the Stockholders Agreement without the prior written consent of the Bank, (ii) the Pledgor will not enter into, vote or agree to vote in favor of any amendments to the Pharma Company Agreement that will or could reasonably be expected to alter or affect in any manner the terms of the redemption of the Pharma Interests and AMRX Class B Shares and (iii) the Pledgor will not enter into any amendments to the Stockholders Agreement which will or could reasonably be expected to alter or affect in any adverse way the rights of the Bank thereunder as a pledgee of the AMRX Class A Shares.

SECTION 13. Amendment and Restatement; Ratification of Prior Security Interests. Effective as of the date first above written this Agreement amends, restates, replaces and supersedes in its entirety the Pledge and Security Agreement dated as of June 1, 2016, as amended and otherwise modified until the date hereof (the “Original Agreement”), previously entered into by Urvashi, LLC, in favor of the Bank. Through a series of transactions, the Pledgor has succeeded to the interests of Urvashi, LLC, in the “Collateral” granted to the Bank under the Original Agreement, subject to the lien and security interests of the Bank therein. Notwithstanding the foregoing and without limiting any of the terms hereof, the Pledgor hereby ratifies and reaffirms the security interests of the Bank as created and perfected pursuant to the Original Agreement. The security interests created hereby shall be in addition to and, as applicable, supplemental to those created as aforesaid.

IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.

/s/ Tushar Patel
Tushar Patel, as trustee of the Tushar Patel
Family Trust dated January 27, 2002

Consented and Agreed to:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Keith I. Bernstein
Name:	Keith I. Bernstein
Title:	Executive Director

URVASHI, LLC

By: TUP TWO, LLC, a California
limited liability company, its Manager

By:	/s/ Tushar Patel
Name:	Tushar Patel
Title:	Member